Exhibit 10.1

DEFINITIVE ACQUISITION AGREEMENT

This Acquisition Agreement, dated as of June 18th, 2017, (this “Agreement”) by and among Matt deFouw, as representative of the selling shareholders identified in Exhibit “A” hereto (the “Bitreturn Shareholders”) of Bitreturn.ca (“Bitreturn”), a British Columbia Brand having an address of P.O. Box 19144., 1153 56th St., Delta, B.C. V4L 2P8, and  Envoy Group Corp. a Florida corporation having an address of 8275 S. Eastern Ave., Ste 200, Las Vegas, NV 89123 (“ENVV”). For purposes of this Agreement the Bitreturn Shareholders, Bitreturn and ENVV are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Bitreturn Shareholders are the owners of 100,000 shares of common stock of Bitreturn, which are all of Bitreturn’s issued and outstanding shares (the “Bitreturn Shares”).  Bitreturn is engaged in the business of Cryptocurrency; and

WHEREAS, ENVV desires to enter the Cryptocurrency business through acquisition of control of Bitreturn; and

WHEREAS, the parties desire to exchange shares as follows:

(i)

The Bitreturn Shareholders will transfer the Bitreturn Shares to ENVV in return for the issuance by ENVV of 10,000,000 shares of common stock of ENVV (the “ENVV Shares”) for a consideration of $100,000 converted to the said shares at a deemed price of $0.01 all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and any comparable Canadian legal provisions; and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the United States Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”) and any comparable Canadian legal provisions; and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) Bitreturn shall become a wholly owned subsidiary of ENVV, and ENVV shall control Bitreturn; and,

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

WHEREAS, the Parties agree that all dollar amounts incorporated into this Agreement are Canadian dollars.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES

AND OTHER CLOSING DOCUMENTS AND COMMITMENTS

Section 1.1         Agreement to Issue the ENVV Shares in exchange for the Bitreturn Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Bitreturn Shareholders shall assign, transfer, convey and deliver the Bitreturn Shares to ENVV in consideration and exchange for the ENVV Shares; ENVV shall issue the ENVV Shares to the Bitreturn Shareholders in consideration and exchange for the ENVV Shares at such time as ENVV has made the necessary filings.

Section 1.3         Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at the offices of Bauman & Associates, 6228 Dartle Street, Las Vegas, NV 89130, at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.4         Restrictions on Shares Transferred or Issued Pursuant to this Agreement.  None of the shares to be issued or transferred under this Agreement have been registered and said shares are being issued or transferred pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal pre-emption from such state securities registration laws, based on the suitability and investment representations made by the Parties.  The aforesaid shares must each be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available.  The certificates representing the aforesaid shares will each bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.6        Share Exchange Procedure. The Parties shall exchange the certificates representing the Bitreturn Shares and the ENVV Shares, respectively, by delivering such certificate(s) to the transferee duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer.

Section 1.7        Additional Closing Documents and Commitments of ENVV. At the Closing, the parties shall also execute and deliver the following:

(a)	Employment contracts for the employees of Bitreturn, which will provide the terms and compensation for the continued employment of Bitreturn employees following its acquisition by ENVV; and

(b)

A Commitment that ENVV will make a payment of $350,000 to BitReturn, $200,000 of which is payable upon the first $500,0000 raised by ENVV, and the final portion of $150,000 is payable after six months or when a cumulative amount of $1,000,000 has been raised by ENVV.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE BITRETURN SHAREHOLDERS

Each Bitreturn Shareholder represents, warrants and agrees that all of the statements in the following subsections of this Article II, pertaining to BITRETURN, are true and complete as of the date hereof.

Section 2.1          Corporate Organization

A.          BITRETURN  is Brand being in good standing for the proposed business activities, operations, properties, assets, and/or results of operation of BITRETURN .  There exists no event, occurrence, fact, condition, change or effect (“Material Adverse Effect”), which, individually or in the aggregate when used with respect to BITRETURN , which would be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of BITRETURN , or materially impair the ability of BITRETURN  to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.          BITRETURN is not in violation of any of laws.

Section 2.2          Capitalization of BITRETURN.

A.          The authorized and issued shares of Bitreturn consists of 100,000 shares, each of which are owned by the Bitreturn Shareholders.

B.          All of the issued and outstanding shares of BITRETURN  immediately prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws and corporate laws of Nevada and will have been issued free of preemptive rights of any security holder.  The issuance of all of the shares of BITRETURN described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of BITRETURN has any right to rescind or bring any claim against BITRETURN for failure to comply with the Securities Act, or state securities laws.

Section 2.3        Shareholders of BITRETURN.  The Bitreturn Shareholders are the only shareholders of BITRETURN.

Section 2.4         Officers and Directors of BITRETURN.  The duly elected or appointed officers and directors of BITRETURN are as set out in Schedule 2.4.

Section 2.5         Financial Statements. BITRETURN has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of BITRETURN.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability BITRETURN had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of BITRETURN, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.  The books and records, financial and otherwise, of BITRETURN are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.  All of BITRETURN’s assets are reflected on its financial statements, and BITRETURN has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

Section 2.6          Information. The information concerning BITRETURN set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.7         Personal Property. BITRETURN possesses, and has good and marketable title of all property necessary for the continued operation of the business of BITRETURN as presently conducted and as represented to ENVV.  All such property is used in the business of BITRETURN .  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by BITRETURN is owned by BITRETURN free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 2.8         Intellectual Property. BITRETURN  represents and warrants that all trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 2.8, and any trade secrets, and “know-how” held relating to business of BITRETURN, and all other intangible assets, in BITRETURN’s possession or that may be reasonably acquired by BITRETURN  any other proprietary information and trade secrets relating to the business of BITRETURN  (collectively the “Intellectual Property”) shall remain the intellectual property of BITRETURN  as of the date of Closing of this Agreement and that BITRETURN shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to ENVV , as necessary to protect ENVV ’s rights to the same.  Further, BITRETURN owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used in its business, as currently conducted. BITRETURN represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally,

BITRETURN  has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to BITRETURN’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of BITRETURN, the result of which would be to materially compromise the rights of BITRETURN to apply for or enforce appropriate legal protection of BITRETURN ’s Intellectual Property.

Section 2.9         Material Contracts and Transactions. Schedule 2.9 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which BITRETURN is a party (each, a “Contract”).  Each Contract is in full force and effect, and there exists no material breach or violation of or default by BITRETURN under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by BITRETURN or any of its subsidiaries.  The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 2.10        Subsidiaries.  BITRETURN does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 2.11        Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of BITRETURN ; and (b) BITRETURN  has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 2.12        Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of BITRETURN after reasonable investigation, threatened by or against BITRETURN  or affecting BITRETURN  or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  BITRETURN does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 2.13        Compliance with Laws and Regulations. To the best of its knowledge, BITRETURN has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of BITRETURN or except to the extent that noncompliance would not result in the occurrence of any material liability for BITRETURN.  This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 2.14        Approval of Agreement. The Board of Directors of BITRETURN has authorized the execution and delivery of this Agreement by BITRETURN and has approved this Agreement and the transactions contemplated hereby.

Section 2.15      Valid Obligation. This Agreement and all agreements and other documents executed by BITRETURN  in connection herewith constitute the valid and binding obligation of BITRETURN, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

CONDITIONS TO THE OBLIGATIONS OF THE BITRETURN SHAREHOLDERS

The obligations of the Bitreturn Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Bitreturn Shareholders, as the case may be, in their sole discretion:

Section 3.1          Agreements and Covenants.  ENVV shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 3.2          Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 3.3          No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ENVV shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 3.4          No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to ENVV.

Section 3.5         Non-Compete. All Current and subsequent Officers and Employees of BITRETURN shall not engage in business activities or be affiliated with groups or companies that directly compete with the operation of the business of BITRETURN as presently conducted and as represented to ENVV.  The shareholders of BITRETURN may engage in mining activity solely for their benefit in the event ENVV is not able to fund the purchase of mining hardware.

ARTICLE IV

CONDITIONS TO THE OBLIGATIONS OF ENVV

The obligations of ENVV to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by ENVV in its sole discretion:

Section 4.1          Representations and Warranties of the Bitreturn Shareholders. All representations and warranties made by the Bitreturn Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 4.2          Agreements and Covenants.  The Bitreturn Shareholders and Searchlight shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 4.3          Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 4.4          No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of BITRETURN shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 4.5          No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to BITRETURN .

ARTICLE V

SURVIVAL AND INDEMNIFICATION

Section 5.1         Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire six (6) months after the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1         Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 6.2          Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 6.3          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 6.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 6.3.

Section 6.4         Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 6.5          Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 6.6          Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 6.7          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 6.8         Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in each case located in Clark County, Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 6.3.

Section 6.9          Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.10        Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 6.11        Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE BITRETURN SHAREHOLDERS

Per:

/s/ Matt deFouw

Name: Matt deFouw

Title: Representative

BITRETURN.ca,

A British Columbia company

Per:

/s/ Matt deFouw

Name: Matt deFouw

Title: President

ENVOY GROUP CORP.,

A Florida corporation

Per:

/s/ Harp Sangha

Name: Harp Sangha

Title: President and CEO

Exhibit “A”

THE BITRETURN SHAREHOLDERS

Name	Number of Shares	Percentage Owned

Matt deFouw	25,000	25%

Derek Rathbun	25,000	25%

David Chin	25,000	25%

Allen Woo	25,000	25%

DISCLOSURE SCHEDULE

to the

ACQUISITION AGREEMENT

By and Among

THE BITRETURN SHAREHOLDERS,

BITRETURN.CA

AND

ENVOY GROUP CORP.

These Disclosure Schedules have been prepared pursuant to the Acquisition Agreement (the “Agreement”) by and among THE BITRETURN SHAREHOLDERS, BITRETURN.ca, a British Columbia company and ENVOY GROUP CORP., a Florida corporation. Except as otherwise defined herein, capitalized terms used herein will have the same meaning given to them in the Share Exchange Agreement. Schedule and paragraph numbers herein correspond to the Section and Subsection numbering in applicable Article of the Share Exchange Agreement. Section and Subsection headings contained herein are included for purposes of identifying the relevant disclosures and for the convenience of the reader and are not intended to supplement or modify the meaning of the disclosures in any way.

SCHEDULE 2.4

OFFICERS AND DIRECTORS OF BITRETURN

Matt deFouw President

Derek Rathbun Vice President

David Chin Secretary

Allen Woo Treasurer

SCHEDULE 2.8

INTELLECTUAL PROPERTY

None

SCHEDULE 2.9

MATERIAL CONTRACTS

Centrix	Risers, Power supplies, cables	$7,122.15
Amazon	Risers	$150.91
CRA	Import and Duty	$334.70
TSB Shipping	Shipping Collection Fee (USD 55)	$76.25
Apower	71 AMD GPUs + Peripherals (#473491)	$36,384.18
Home Hardware	Mounting hardware	$114.41
Costco	Racks	$671.97
NCIX	VIP And Premier Membership for 2017/18	$199.96
Apower	43 Nvidia GPU + Peripherals (#473819)	$37,944.38
Hosting Deposit	Initial Deposit	$3,718.65
Hosting Deposit	Hosting Deposit for Additional Gear	$1,200.00
Apower	GPU + Peripherals (#473897)	$3,543.72
Apower	GPU + Peripherals (#473642)	$2,659.27
	TOTAL	$94,120.55